                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (Rule 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT



                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                             BIZNESSONLINE.COM, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
         5) Total fee paid:

            --------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)  Amount previously paid:
              ---------------------------------------------

          2)  Form, Schedule or Registration Statement No.:
              ---------------------------------------------

          3)  Filing Party:
              ----------------------------------------------

          4)  Date Filed:
              ----------------------------------------------

                            BiznessOnline.com, Inc.
                                 1720 Route 34
                                  PO Box 1347
                             Wall, New Jersey 07719


                                                                  August 9, 2001


Dear BiznessOnline.com Stockholder:

    You are cordially invited to attend the 2001 annual meeting of stockholders of BiznessOnline.com, Inc. which will be held at the Sheraton Eatontown Hotel & Conference Center, Eatontown, New Jersey, on Friday, September 7, 2001, at
10:00 a.m. local time. I look forward to greeting as many of our stockholders as possible.

    Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

    Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. Alternatively, you may also vote your shares over the Internet or by telephone. Please refer to the enclosed proxy card for detailed instructions. If you so desire, you may withdraw your proxy and vote in person at the annual meeting.

    We look forward to meeting those of you who will be able to attend the annual meeting.

                                          Sincerely,
                                          /s/ MARK E. MUNRO
                                          Mark E. Munro, Chairman of the Board
                                          President, Chief Executive Officer,
                                          Secretary and Treasurer

                            BIZNESSONLINE.COM, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held on September 7, 2001

TO THE STOCKHOLDERS OF BIZNESSONLINE.COM, INC.:

    NOTICE IS HEREBY GIVEN that the 2001 annual meeting of stockholders of BiznessOnline.com, Inc., a Delaware corporation, will be held at the Sheraton Eatontown Hotel & Conference Center, Eatontown, New Jersey on September 7, 2001, at 10:00 a.m. local time, for the following purposes:


    1. To elect five directors to our board of directors to serve until the 2002 annual meeting of stockholders and thereafter until their successors are duly elected and qualified.


    2. To ratify the appointment by the board of directors of KPMG LLP as our independent auditors for the 2001 fiscal year.

    3. To transact such other business, if any, as may properly come before the annual meeting or any adjournments thereof.

    We have no knowledge of any other business to be transacted at the annual meeting.


    Copies of our Form 10-K for the fiscal year ended December 31, 2000 (which constitutes our annual report to the stockholders for the past year) and our Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001, each of which contains consolidated financial statements and other information of interest to stockholders, have been mailed to the stockholders prior to or simultaneously with the mailing of this proxy material.


    Only stockholders of record at the close of business on Friday, August 3, 2001 are entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. All stockholders are cordially invited to attend the annual meeting.

    YOUR VOTE IS IMPORTANT TO BIZNESSONLINE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND DATE YOUR ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ALTERNATIVELY, YOU MAY ALSO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL BE WITHDRAWN AND YOU MAY VOTE IN PERSON.

                                          By Order of the Board of Directors
                                          /s/ MARK E. MUNRO
  ------------------------------------------------------------------------------
                                          Mark E. Munro, Secretary


Wall, New Jersey
August 9, 2001

                            BiznessOnline.com, Inc.
                                 1720 Route 34
                                  PO Box 1347
                             Wall, New Jersey 07719
                            ------------------------

                                PROXY STATEMENT
                     For the annual meeting of stockholders
                        to be held on September 7, 2001
                            ------------------------


    This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of BiznessOnline.com, Inc., a Delaware corporation, for use at our annual meeting of stockholders to be held at the Sheraton Eatontown Hotel & Conference Center, Eatontown, New Jersey on Friday, September 7, 2001, at 10:00 a.m. local time, and at any meeting following adjournment thereof. The notice of annual meeting, this proxy statement, the accompanying form of proxy, our Form 10-K for the year ended December 31, 2000 which constitutes our annual report to stockholders for that year, and our Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 are being mailed to stockholders on or about August 14, 2001. Our principal executive offices are located at 1720 Route 34, PO Box 1347, Wall, New Jersey 07719 and our telephone number is (732) 280-6408.


    SOLICITATION. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement, will be borne by BiznessOnline.com. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries, and custodians to forward to beneficial owners of common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to original solicitation of proxies by mail, our directors, officers, and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.


    RECORD DATE, VOTING RIGHTS AND OUTSTANDING SHARES. The board of directors has fixed Friday, August 3, 2001 as the record date for determining holders of our common stock, $0.01 par value per share, who are entitled to vote at the annual meeting. As of August 3, 2001, there were 10,826,538 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. A majority of the shares of our common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum at the meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in the vote totals and will have no effect on any proposal scheduled for consideration at the annual meeting, because they are not considered votes cast. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of the votes cast. For purposes of determining stockholder approval, abstentions will be treated as shares voted against ratification of the appointment of KPMG LLP as independent accounts for the year ending 2001.



    The five nominees for director who receive the greatest number of votes cast in person or by proxy at the meeting will be elected directors of BiznessOnline.com. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting on the matter is required to ratify the appointment of our independent auditors.


    Stockholders may vote by any one of the following means:

    - by mail;

    - by telephone (toll free);

    - over the Internet; or

    - in person, at the annual meeting.

    To vote by mail, sign, date, and complete the enclosed proxy card and return it in the enclosed, self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting by using a toll-free telephone number or over the Internet can be found on your proxy card. If you hold your shares through a bank, broker, or other nominee, they will give you separate instructions for voting your shares.


    REVOCABILITY OF PROXY AND VOTING OF SHARES. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by submitting a new proxy with a later date, by notifying our corporate secretary, in writing, at our principal executive offices located at 1720 Route 34, PO Box 1374, Wall, New Jersey 07719, or attending the annual meeting and voting in person. Unless you decide to vote your shares in person, you should revoke your proxy card in the same way you initially submitted it, that is by telephone, Internet or mail. If not revoked, the proxy will be voted at the annual meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:



    - FOR the election of the five director nominees named herein;


    - FOR the ratification of the appointment of KPMG LLP as our independent auditors for the current fiscal year; and

    - In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the annual meeting or any adjournments thereof.

                             ELECTION OF DIRECTORS

(PROPOSAL 1)


    Five directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Each of the nominees is presently a member of our board of directors and has indicated his willingness to serve, if elected. In the event that any nominee should become unavailable for election, which is not now expected, a substitute nominee or nominees may be designated by our board of directors.


    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

    Biographical and certain other information concerning all of our director nominees is set forth below:


                    NAME                         AGE                    PRINCIPAL OCCUPATION
---------------------------------------------  --------   ------------------------------------------------
Mark E. Munro................................     38      Chairman of the board of directors, president,
                                                          chief executive officer, secretary and treasurer
                                                          of BiznessOnline.com, Inc. since June 1998; from
                                                          October 1996 until September 1997, president of
                                                          sales, marketing and distribution and director
                                                          of VSI Enterprises, Inc., a video conferencing
                                                          equipment manufacturer; from August 1990 until
                                                          1996, chief executive officer, treasurer and
                                                          director of Eastern Telecom, Inc.; from
                                                          September 1997 to June 1998, managed personal
                                                          investments.

S. Keith London..............................     34      Director and executive vice president of
                                                          BiznessOnline.com, Inc. since June 1998; from
                                                          October 1996 until August 1997, director of
                                                          business development for Eastern Telecom, Inc.;
                                                          from March 1994 until October 1996, associate
                                                          director at Geneva Corporate Finance, Inc.; from
                                                          August 1997 to June 1998, assisted Mr. Munro
                                                          reviewing prospective investment opportunities.

Robert A. Byrne..............................     73      From 1975 until his retirement in 1990, senior
                                                          vice president of the corporate trust division
                                                          of Manufacturers Hanover Trust Company, now
                                                          known as Chase Manhattan Bank; director of
                                                          BiznessOnline.com, Inc. since 1999.

John B. Fraser...............................     66      Self-employed business consultant since January
                                                          1999; director of Worldtex, Inc.; from 1994 to
                                                          January 1999, president of Geneva Financial
                                                          Corporation, an investment banking firm; and
                                                          director of BiznessOnline.com, Inc. since 1999.

Joseph Luciano...............................     52      Since September 1998, chief operating officer of
                                                          Program Planning Professionals, an international
                                                          technologies project management consulting
                                                          company; from 1983 to August 1998, chief
                                                          information officer at Mars, Inc.; and director
                                                          of BiznessOnline.com, Inc. since 1999.


    There are no family relationships between any of the foregoing persons.

    INFORMATION ABOUT THE BOARD AND ITS COMMITTEES. During the fiscal year ended December 31, 2000, our board of directors held four meetings. All of our directors attended all board meetings and all meetings of the board committees on which they served, with the exception of Mark E. Munro who was absent from one audit committee meeting.

    The board of directors has two committees, an audit committee and a compensation committee. The board has no nominating committee as the board as a whole reviews qualifications and recommends to the stockholders the election of directors.

    AUDIT COMMITTEE. The audit committee provides assistance to the directors in fulfilling their responsibility to the stockholders and investment community relating to the corporate accounting, reporting practices, and the quality and integrity of our financial reports.

    The independent auditors meet with the audit committee to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures, and policies that we utilize. The audit committee consists of Robert
A. Byrne, John B. Fraser and Mark E. Munro. The audit committee met three times during the fiscal year ended December 31, 2000.

    COMPENSATION COMMITTEE. The board of directors has a compensation committee, which administers our stock option plans. The compensation committee also approves salaries, bonuses, and other compensation arrangements and policies for our officers. The compensation committee, which consists of John B. Fraser, and Joseph Luciano, met once during the fiscal year ended December 31, 2000.

    COMPENSATION OF DIRECTORS. Directors who are also employees of BiznessOnline.com receive no additional compensation for attendance at board meetings. Non-employee directors receive $500 for each board meeting attended plus reimbursement for out-of-pocket expenses incurred in attending the meetings. Non-employee directors also receive stock options from our 1999 Non-Employee Director Stock Incentive Plan. During the year ended December 31, 2000, Robert A. Byrne, Joseph Luciano, and John B. Fraser each received options to purchase 22,500 shares of our common stock exercisable for $4.875 per share, each option vesting as to 15,000 shares on May 5, 2000 (the grant date) and as to 7,500 shares on May 5, 2001.

AUDIT COMMITTEE REPORT.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF OUR PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR ANY OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT MIGHT INCORPORATE THIS PROXY STATEMENT BY REFERENCE, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING UNLESS A SPECIFIC REFERENCE TO THIS REPORT IS INCLUDED IN SUCH FILING.


    MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE. Two of the three members of our audit committee, Robert A. Byrne and John B. Fraser, are independent as defined under the National Association of Securities Dealers' listing standards. The third member, Mark E. Munro, is our president and chief executive officer. The audit committee operates under a written charter, which is included in this proxy statement as Annex A.


    The primary function of the audit committee is to assist our board in fulfilling its oversight responsibilities with respect to the annual financial information to be provided to stockholders and to the Securities and Exchange Commission, the system of internal controls that management has established, and the internal and external audit process. In addition, the audit committee provides an avenue for communication between our internal audit procedures, our independent accountants, financial management, and the board of directors.

    In this context, the audit committee met on February 16 and March 5, 2001 to review the financial statements for the year ended December 31, 2000. At the March 5, 2001 meeting, management represented to the committee that the financial statements of BiznessOnline.com were prepared in accordance with generally accepted accounting principles, and the committee reviewed and discussed the financial statements with management and KPMG LLP. The committee also discussed with KPMG LLP matters required to be discussed by statement of Auditing Standards No. 61 (Communications with Audit Committees).

    The audit committee was provided with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) by KPMG LLP and discussed with the auditors their independence.

    Based on the audit committee's discussion with management and KPMG LLP and the committee's review of the representations of management and the report of KPMG LLP to the committee, the committee recommended that the board include the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.

                                          The Audit Committee,
                                          Robert A. Byrne
                                          John B. Fraser
                                          Mark E. Munro

                               EXECUTIVE OFFICERS

    Listed below are the names, ages and positions, as of June 30, 2001, of our executive officers, each of which was elected by the board of directors to serve in their respective capacities until their successors are duly elected and qualified.

                    NAME                         AGE           POSITION WITH BIZNESSONLINE.COM, INC.
---------------------------------------------  --------   ------------------------------------------------
Mark E. Munro................................     38      Chairman of the board of directors, president,
                                                          chief executive officer, treasurer and secretary

S. Keith London..............................     34      Executive vice president and director

Joseph J. Sullivan, III......................     44      Chief operating officer

Daniel J. Sullivan...........................     43      Chief financial officer and vice president

    There are no family relationships among the foregoing persons.

    For a description of the business experience of Mark E. Munro and S. Keith London, please refer to the "Election of Directors" section above.

    Joseph J. Sullivan, III has served as chief operating officer of BiznessOnline.com, Inc. since September 2000. From January 1997 to
September 2000, Mr. Joseph Sullivan was vice president of Telecon Communications Corp., a provider of telecommunication services. From June 1995 to January 1997, Mr. Sullivan was vice president of Eastern Region Operations of Citizens Communications, a local telephone operations company.

    Daniel J. Sullivan has served as chief financial officer and vice president since January 1999. From December 1997 through January 1999, Mr. Sullivan served as controller of the Vitronics-Soltec division of a subsidiary of Dover Corporation. Vitronics-Soltec manufactures capital equipment for the electronics industry. From April 1994 until December 1997, he was vice president and controller of Vitronics Corporation, a manufacturer of capital equipment for the electronics industry, which traded on the American Stock Exchange prior to its acquisition by Dover Corporation in 1997.

    EXECUTIVE COMPENSATION. The following table provides certain summary information with respect to the compensation earned by each of the named executive officers in the table for the fiscal years ended December 31, 2000, 1999, and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL                LONG TERM
                                                                 COMPENSATION       COMPENSATION AWARD(S)
                                                              -------------------   ---------------------
NAME AND PRINCIPAL POSITION                          YEAR     SALARY$     BONUS$     STOCK OPTION(S)(#)
---------------------------                        --------   --------   --------    ------------------
MARK E. MUNRO....................................    2000     125,000          0            50,000
  Chairman, President, Treasurer,                    1999     125,000     50,000                 0
  Secretary and Chief Executive Officer              1998       7,692          0                 0

                                                     2000      80,000     11,250            20,000
S. KEITH LONDON..................................    1999      80,000     50,000            25,000
  Executive Vice President                           1998          --         --                --

                                                     2000      95,750          0            10,000
JOSEPH J. SULLIVAN, III..........................    1999           0          0                 0
  Chief Operating Officer                            1998          --         --                --

DANIEL J. SULLIVAN...............................    2000     125,000          0            20,000
  Chief Financial Officer and                        1999     115,384     35,000            90,000
  Vice President                                     1998          --         --                --

    Any perquisites or other personal benefits received from BiznessOnline.com by any of the named executives that were less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10 percent of the individual's annual salary and bonus) are omitted.

    EMPLOYMENT AGREEMENTS. We entered into an employment agreement with Mr. Munro which provides for an initial term of three years commencing
January 1, 1999 at an initial annual base salary of $125,000 plus an annual performance bonus to be determined by our compensation committee. Mr. Munro's employment agreement also contains termination provisions that require us to pay Mr. Munro 1.5 times his annual base salary in the event he is terminated without cause during the term of the agreement, or two times his annual base salary in the event he is terminated in connection with a change of control during the term of the agreement. In the event termination occurs in connection with a change of control, any options granted Mr. Munro will become fully vested.
Mr. Munro's agreement also provides for health insurance benefits and contains non-competition provisions that prohibit him from competing with us. The period covered by the non-competition provisions will end either one-year after the expiration of the agreement or one year after Mr. Munro's resignation or termination.

    We also entered into an employment agreement with Mr. London which provides for an initial term of one-year commencing December 1, 1998 at an initial annual base salary of $80,000. The agreement automatically renews for additional one-year periods unless prior written notice is given of intention not to renew. Mr. London's employment agreement contains termination provisions that require us to pay Mr. London an amount equal to his annual base salary in the event he is terminated without cause during the term of the agreement, or 1.5 times his annual base salary in the event he is terminated in connection with a change-of-control during the term of the agreement. If termination occurs in connection with a change of control, any options granted Mr. London will become fully vested. Mr. London's employment agreement also contains health insurance benefits and a non-competition covenant that runs for a one-year period following termination.

    We entered into an employment agreement with Mr. Joseph Sullivan, which provides for an initial term of three years commencing March 31, 2000 at an initial annual base salary of $125,000. Mr. J. Sullivan was also granted an option to purchase 10,000 shares of our common stock at an exercise price of $4.875 per share, vesting 3,333 shares per year over a three-year period commencing May 5, 2000. Similar to our employment agreements with founders of companies acquired by BiznessOnline.com, Mr. J. Sullivan is entitled to an annual bonus during the employment term based on a percentage of revenue growth and "EBITDA" growth of Telecon Communications Corp. and Telesupport, Inc., each companies in which Mr. J. Sullivan was a founder and which were acquired by BiznessOnline.com. Such bonuses are payable in cash, stock, or stock options. In the event we terminate Mr. J. Sullivan without cause, Mr. J. Sullivan will receive his annual base salary for the remainder of the employment term and any options granted will become fully vested. Mr. J. Sullivan's employment agreement also contains health insurance benefits and a non-competition covenant that runs for a five-year period following termination.

    We have entered into an employment agreement with Mr. Daniel Sullivan which provides for a term of one-year commencing January 25, 1999 at an initial annual base salary of $125,000. The agreement automatically renews for additional one-year periods unless prior written notice is given of intention not to renew. Mr. D. Sullivan was also granted an option to purchase 30,000 shares of our common stock at an exercise price equal to $10.00 per share, vesting 10,000 shares per year over a three-year period. In the event we terminate Mr. D. Sullivan without cause, Mr. D. Sullivan will receive 1.5 times his annual base salary and health benefits for a period of one year. In the event Mr. D. Sullivan is terminated in connection with a change of control during the term of the agreement, he will receive 2.0 times his base salary and any options granted will become fully vested. Mr. D. Sullivan's employment agreement also contains health insurance benefits and a non-competition covenant that runs for a two-year period following termination.

    OPTION/SAR GRANTS TABLE. The following table sets forth certain information regarding options granted during fiscal 2000 to the named executive officers of BiznessOnline.com appearing in the preceding Summary Compensation Table. No stock appreciation rights were granted during such year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         NUMBER OF        PERCENTAGE OF TOTAL
                                         SECURITIES       OPTIONS GRANTED TO      EXERCISE
                                     UNDERLYING OPTIONS   EMPLOYEES IN FISCAL   PRICE ($/PER   EXPIRATION
               NAME                     GRANTED (1)              2000              SHARE)         DATE
-----------------------------------  ------------------   -------------------   ------------   -----------
Mark E. Munro......................        50,000               10.03%             5.633       May 5, 2010

S. Keith London....................        20,000                4.01%             4.875       May 5, 2010

Joseph J. Sullivan, III............        10,000                 2.0%             4.875       May 5, 2010

Daniel J. Sullivan.................        20,000                4.01%             4.875       May 5, 2010

------------------------

(1) The options vest in 3 equal annual installments commencing on May 5, 2001.

    YEAR-END OPTION TABLE. The following table sets forth certain information regarding stock options held as of December 31, 2000 for the named executive officers appearing in the Summary Compensation Table. No stock options were exercised by any named executive officers during fiscal 2000.

              NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS
                            HELD AT FISCAL YEAR END

                            NAME                              EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------  -----------   -------------
Mark E. Munro...............................................         0         50,000

S. Keith London.............................................      5000         40,000

Joseph J. Sullivan, III.....................................         0         10,000

Daniel J. Sullivan..........................................    23,333         86,667

    Value is based upon the last sales price $0.2031 per share on December 31, 2000 as reported by NASDAQ. As of December 31, 2000, none of the options listed above were in-the-money.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


    The following table sets forth certain information, as of August 8, 2001, with respect to the beneficial ownership of shares of our common stock by
(i) each person known to us to beneficially own more than 5% of our outstanding shares of common stock, (ii) our directors and nominees, (iii) our president and chief executive officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2000, and
(iv) all our executive officers and directors, as a group.



                                                                            AMOUNT AND NATURE OF
                                                                          BENEFICIAL OWNERSHIP(1)
                                                                          ------------------------
                                                                           NUMBER OF
                                                                            SHARES      PERCENTAGE
NAME AND ADDRESS                                    TITLE                    OWNED       OWNED(2)
----------------                                    -----                 -----------   ----------
Mark E. Munro (3)..................       Chief executive officer,         2,696,775      24.87%
  1720 Route 34                             president, secretary,
  PO Box 1347                           treasurer and chairman of the
  Wall, NJ 07719                             board of directors

Susan Munro (4)....................                  --                    2,696,775      24.87%
  1720 Route 34
  PO Box 1347
  Wall, NJ 07719

MCG Capital Corporation
  and its subsidiary, MCG
  Finance Corporation (5)..........                  --                    3,339,112      24.91%
  1100 Wilson Blvd., Suite 800
  Arlington, VA 22209

S. Keith London (6)................       Executive vice president           425,801       3.93%
  1720 Route 34                                 and director
  PO Box 1347
  Wall, NJ 07719

Bruce Becker.......................                  --                      550,619       5.09%
  2 Woodland Drive
  Johnstown, NY 12095

Joseph Luciano (7).................               Director                    45,000           *
  548 West Shore Trail
  Sparta, NJ 07871

John B. Fraser (8).................               Director                    63,000           *
  1172 Park Avenue
  New York, NY 10128

                                                                            AMOUNT AND NATURE OF
                                                                          BENEFICIAL OWNERSHIP(1)
                                                                          ------------------------
                                                                           NUMBER OF
                                                                            SHARES      PERCENTAGE
NAME AND ADDRESS                                    TITLE                    OWNED       OWNED(2)
----------------                                    -----                 -----------   ----------
Robert A. Byrne (7)................               Director                    45,000           *
  3810 Quail Ridge Drive
  Boynton Beach, FL 33436

Daniel J. Sullivan (7).............        Chief financial officer            50,000           *
  1720 Route 34                              and vice president
  PO Box 1347
  Wall, NJ 07719

Joseph J. Sullivan, III (9)........        Chief operating officer           306,249       2.83%
  1720 Route 34
  PO Box 1347
  Wall, NJ 07719

All current directors, director
nominees and executive officers
(7 persons)........................                                        3,631,825      32.87%


------------------------

*   Less than 1%.


(1) The number of shares beneficially owned by each director, executive officer and stockholder is determined under the rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after August 8, 2001 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.



(2) Number of shares deemed outstanding includes shares of common stock as of August 8, 2001, plus any shares acquirable upon exercise of options or other rights within 60 days thereafter held by the person in question.


    In the preceding table:


(3) Mr. Munro's shares include 1,337,554 shares of common stock owned by Mr. Munro's wife, Susan Munro, as to which Mr. Munro disclaims beneficial ownership. Mr. Munro's shares also include 16,667 shares, which may be acquired upon exercise of options within 60 days of August 8, 2001.

(4) Mrs. Munro's shares include 1,342,554 shares of common stock owned by Mrs. Munro's husband, Mark Munro, as to which Mrs. Munro disclaims beneficial ownership. Additionally, Mrs. Munro's shares include 16,667 shares, which may be acquired upon exercise of options within 60 days of August 8, 2001 by Mr. Munro as to which she disclaims beneficial ownership.



(5) The shares include 2,577,355 shares MCG Capital Corporation or its subsidiary MCG Finance Corporation (collectively, MCG) are entitled to receive pursuant to certain warrants.



(6) Mr. London's shares include 16,667 shares of common stock, which may be acquired upon exercise of options within 60 days of August 8, 2001.



(7) The shares owned by Messrs. Luciano, Byrne, and Sullivan represent shares which may be acquired upon exercise of options within 60 days of August 8, 2001.



(8) Mr. Fraser's shares include 45,000 shares of common stock which may be acquired upon exercise of options within 60 days of August 8, 2001, and 15,000 shares owned by Mr. Fraser's spouse as to which Mr. Fraser disclaims beneficial ownership.



(9) Mr. Joseph Sullivan's shares include 3333 shares of common stock which may be acquired upon exercise of options within 60 days of August 8, 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    We have entered into employment agreements with Mark E. Munro (President, CEO and Chairman), S. Keith London (Executive Vice President and Director), Daniel J. Sullivan (Vice President and Chief Financial Officer), and Joseph J. Sullivan, III (Chief Operating Officer. See "Executive Officers of the Company" and "Employment Agreements" above.



    On March 16, 2000, we obtained a $15 million senior secured credit facility from MCG Finance Corporation. This facility is secured by all of the assets of the company including our subsidiaries. We used the initial proceeds from this facility to fund the cash purchase price for Telecon Communications Corp. which we acquired on March 31, 2000. We paid MCG certain cash fees, 71,429 shares of common stock, and common stock purchase warrants exercisable for 559,186 shares at an exercise price of $7.00 per share, and 279,593 shares at an exercise price of $12.00 per share, subject to anti-dilution and other customary adjustments.



    On December 13, 2000, the MCG credit facility was amended to increase the borrowing limit to $17 million. In addition, certain financial covenants and the timing of repayment of principal were restructured. The increase in the amount of the facility was used primarily for working capital. Pursuant to the amended facility and as a result of our inability to achieve certain strategic milestones during the first and second quarters of 2001, we issued an additional 690,328 shares of common stock to MCG, repurchased the prior MCG warrants for a nominal price, and issued new common stock purchase warrants to MCG as follows:
1,376,868 shares of common stock at an exercise price of $.01 per share; 375,487 shares of common stock at an exercise price of $.507025 per share; 550,000 shares of common stock at an exercise price of $3.50 per share; and 275,000 shares of common stock at an exercise price of $8.50 per share.

    In July 2001 the MCG credit facility was further amended to change the timing of interest payments from monthly to quarterly and to temporarily suspend the application of certain financial covenants. However, MCG has reserved all rights to pursue any remedies available to it as a result of our existing defaults under the financial covenants of the facility, including accelerating the repayment of the entire outstanding debt and foreclosing on the collateral.


                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

(PROPOSAL 2)

    Our board of directors upon recommendation of its audit committee has appointed KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2001, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of KPMG LLP as our independent auditors, the selection of such auditors will be reconsidered by the audit committee and the board of directors. We expect that a representative of KPMG LLP, which served as our auditors in fiscal 2000, will be present at the annual meeting to answer appropriate questions and to make a statement if he or she desires.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

    KPMG LLP INFORMATION. Fees related to services performed by KPMG in 2000 are as follows:

    AUDIT FEES

    The aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $120,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The aggregate fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $46,000.

    ALL OTHER FEES

    The aggregate fees billed by KPMG for services rendered to BiznessOnline.com, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $297,000.


              SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities (collectively, "insiders"), to file reports of ownership and changes in ownership with Securities and

Exchange Commission. Insiders are required by the Commission's regulations to furnish us with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our insiders were satisfied, with the exception of a Form 5 filed by John B. Fraser, a director, reporting an acquisition of securities by his spouse for which a Form 4 was not timely filed. Mr. Fraser disclaims beneficial ownership of shares of BiznessOnline.com common stock held solely in his spouse's name.

                                 OTHER BUSINESS

    Management does not intend to bring any matters before the meeting other than those set forth in the accompanying notice. Management knows of no other matters to be brought before the meeting by others. However, if any other matters are properly brought before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their judgment on such matters.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    To be included in our proxy materials for the next annual meeting, we must receive stockholder proposals intended to be presented at our 2002 annual meeting of stockholders a reasonable time before we begin to print and mail such materials next year. At this point, we believe that we will hold our 2002 annual meeting in May 2002, and that we will begin to print and mail materials for such meeting in early April 2002. We further believe that it is reasonable to require that any such stockholder proposals be received at our headquarters at least
90 days prior to printing and mailing such materials. Accordingly, we must receive stockholder proposals on or before January 2, 2002 in order for the proposal to be eligible for inclusion in the proxy relating to that meeting. These proposals must be in writing and delivered to our corporate offices as follows: 1720 Route 34, PO Box 1347, Wall, New Jersey 07719, Attention:
Corporate Secretary.

    A stockholder who wishes to make a proposal at the next annual meeting of the stockholders without including the proposal in our proxy statement must submit the proposal in accordance with our bylaws which generally provide that written notice of the proposal be delivered to us within ten days of the date we announce the date of our next annual meeting of the stockholders. A copy of our bylaws may be obtained by contacting our corporate secretary.

         ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q



    Our annual report on Form 10-K for our 2000 fiscal year and our quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (excluding exhibits), are enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE) A COPY OF ANY EXHIBITS UPON WRITTEN REQUEST. Any such request should be directed to our corporate secretary, 1720 Route 34, P.O. Box 1347, Wall, New Jersey 07719.


                                          By Order of the Board of Directors,
                                          /s/ MARK E. MUNRO
                                          Mark E. Munro, Secretary


Wall, New Jersey
August 9, 2001

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER
                            BIZNESSONLINE.COM, INC.

    The Audit Committee (the "Committee"), of the Board of Directors (the "Board") of BiznessOnline.com, Inc., a Delaware corporation (the "Company"), will have the oversight responsibility, authority, and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board, a majority of which shall be independent as defined by the requirements of NASDAQ. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accounts, financial management, and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee is to meet at least three times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES.

7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

    - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactory resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious." Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the

    Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal audit, and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

16. As the Committee may deem appropriate, obtain, weigh, and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards, and other accounting, legal and regulatory provisions.

17. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MINUTES AND REPORTS

    The minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time-to-time, or whenever so requested by the Board.

                             BIZNESSONLINE.COM, INC.

  PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Mark E. Munro and S. Keith London as proxies, with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of BiznessOnline.com, Inc. (the "Company") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of BiznessOnline.com, Inc. (the "Company") to be held on Friday, September 7, 2001 at 10:00 a.m. at the Sheraton Eatontown Hotel & Conference Center, Eatontown, New Jersey, and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.



ITEM 1. To elect the following nominees for director (except as marked below) to serve until the next annual meeting and thereafter until their successors and assigns are duly elected and qualified: Mark E. Munro,
         S. Keith London, Robert A. Byrne, John B. Fraser, and Joseph Luciano.

         FOR ALL NOMINEES                 WITHHOLD             FOR ALL EXCEPT
             [  ]                           [  ]                    [  ]

         NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name of the nominee in the list above. Your shares will be voted for the remaining nominees.

ITEM 2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the current fiscal year:

         FOR  [  ]                    AGAINST  [  ]               ABSTAIN  [  ]


To transact such other business as may properly be presented to the meeting or any adjournment thereof.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN WILL BE VOTED FOR PROPOSALS 1 AND 2.